UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
August 31, 2023
URBAN-GRO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39933	46-5158469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1751 Panorama Point, Unit G Lafayette, Colorado	80026
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (720) 390-3880
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.001 per share	UGRO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.    Regulation FD Disclosure.
On August 31, 2023, urban-gro, Inc. (the “Company”) issued a press release announcing the receipt of $2.3 million in cash in exchange for retiring its private placement convertible note with XS Financial (“XSF”), and cancelling the 1.25 million warrants to purchase shares of XSF held by the Company. The $2.3 million cash payment received a 10% discount to the Company’s current book value of the investment and is in addition to the $0.3 million of interest earned and received since making the original $2.5 million investment in Q4 2021. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, unless specifically identified as being incorporated therein by reference.
Item 9.01.    Financial Statements and Exhibits.
(d)Exhibits.

Exhibit Number	Exhibit Description
99.1	Press Release dated August 31, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN-GRO, INC.

Date: August 31, 2023	By:	/s/ Bradley Nattrass
Bradley Nattrass
Chairperson of the Board of Directors and Chief Executive Officer